CPI AEROSTRUCTURES 8-K

CPI AEROSTRUCTURES REPORTS SECOND QUARTER

AND SIX MONTH 2024 RESULTS

Second Quarter 2024 vs. Second Quarter 2023

•	Revenue of $20.8 million compared to $20.5 million;
•	Gross profit of $5.1 million compared to $4.6 million;
•	Gross margin of 24.6% compared to 22.4%;
•	Net income of $1.4 million compared to $1.2 million;
•	Earnings per diluted share of $0.11 compared to $0.09;
•	Adjusted EBITDA (1) of $2.6 million compared to $2.1 million;
•	Cash flow used in operations of $(0.6) million compared to $0.0 million.

Six Months 2024 vs. Six Months 2023

•	Revenue of $39.9 million compared to $42.6 million;
•	Gross profit of $8.7 million compared to $9.3 million;
•	Gross margin of 21.7% compared to 21.8%;
•	Net income of $1.6 million compared to $2.1 million;
•	Earnings per diluted share of $0.12 compared to $0.17;
•	Adjusted EBITDA (1) of $3.8 million compared to $4.3 million
•	Cash flow used in operations of $(1.6) million compared to $0.9 million generated by operations;

•         Debt as of June 30, 2024 of $18.9 million compared to $21.3 million at June 30, 2023.

EDGEWOOD, N.Y. – August 13, 2024 – CPI Aerostructures, Inc. (“CPI Aero” or the “Company”) (NYSE American: CVU) today announced financial results for the three and six month periods ended June 30, 2024.

“We made solid progress in the second quarter 2024 as we continue to transition from legacy programs to programs of the future. Although our second quarter revenue was marginally higher than second quarter 2023, gross profit margin increased by 220 basis points and our Net Income increased by 21.9% due to stronger operational performance and change in product mix. In addition, our second quarter adjusted EBITDA of $2.6 million is 25.0% higher than second quarter 2023. Our six-month results reflect the lower first quarter of 2024 revenues, while overcoming the gross profit impact caused by unfavorable year-over-year product mix in that quarter.

We reduced our debt by $2.4 million over the last twelve months, and our June 30, 2024 Debt-to-Adjusted EBITDA Ratio was 2.7, which marks our sixth consecutive quarter-end below 3.0. Our operations consumed $1.6 million in cash during the first six months of 2024 to support the ramp-up associated with our Pod programs,” said Dorith Hakim, President and CEO.

Added Ms. Hakim, “We have seen an uptick in request for quotes based on our strong performance and strengthening of our financial position. We expect that our competitive position will continue to drive program wins, building off of our backlog of $512 million as of June 30, 2024.”

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance pod systems in both the commercial aerospace and national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The word “expect,” and similar expressions are intended to identify these forward-looking statements. The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2023 filed with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Contacts:
Investor Relations Counsel	CPI Aerostructures, Inc.
LHA Investor Relations	Andrew L. Davis
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@lhai.com	adavis@cpiaero.com
www.cpiaero.com

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,
	2024 (Unaudited)	December 31, 2023
ASSETS
Current Assets:
Cash	$1,936,697	$5,094,794
Accounts receivable, net	6,228,639	4,352,196
Contract assets, net	34,183,988	35,312,068
Inventory	1,132,520	1,436,647
Refundable income taxes	40,000	40,000
Prepaid expenses and other current assets	563,147	678,026
Total Current Assets	44,084,991	46,913,731

Operating lease right-of-use assets	3,808,903	4,740,193
Property and equipment, net	793,664	794,056
Deferred tax asset	19,582,905	19,938,124
Goodwill	1,784,254	1,784,254
Other assets	162,803	189,774
Total Assets	$70,217,520	$74,360,132

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$14,528,893	$10,487,012
Accrued expenses	5,994,894	10,275,695
Contract liabilities	2,482,535	5,937,629
Loss reserve	59,922	337,351
Current portion of line of credit	2,640,000	2,400,000
Current portion of long-term debt	30,663	44,498
Operating lease liabilities, current	2,076,851	1,999,058
Income taxes payable	31,734	30,107
Total Current Liabilities	27,845,492	31,511,350

Line of credit, net of current portion	16,200,000	17,640,000
Long-term operating lease liabilities	2,044,237	3,100,571
Long-term debt, net of current portion	10,821	26,483
Total Liabilities	46,100,550	52,278,404

Commitments and Contingencies (see note 11)

Shareholders’ Equity:
Common stock - $.001 par value; authorized 50,000,000 shares, 12,962,863 and 12,771,434 shares, respectively, issued and outstanding	12,963	12,771
Additional paid-in capital	74,329,545	73,872,679
Accumulated deficit	(50,225,538)	(51,803,722)
Total Shareholders’ Equity	24,116,970	22,081,728
Total Liabilities and Shareholders’ Equity	$70,217,520	$74,360,132

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$20,810,334	$20,547,555	$39,891,477	$42,564,223
Cost of sales	15,694,910	15,943,555	31,222,304	33,297,707
Gross profit	5,115,424	4,604,000	8,669,173	9,266,516

Selling, general and administrative expenses	2,775,935	2,806,480	5,489,839	5,675,538
Income from operations	2,339,489	1,797,520	3,179,334	3,590,978

Interest expense	(587,971)	(541,655)	(1,220,106)	(1,152,551)
Income before provision for income taxes	1,751,518	1,255,865	1,959,228	2,438,427

Provision for income taxes	341,572	98,789	381,044	298,046
Net income	$1,409,946	$1,157,076	$1,578,184	$2,140,381

Income per common share, basic	$0.11	$0.09	$0.13	$0.17
Income per common share, diluted	$0.11	$0.09	$0.12	$0.17

Shares used in computing income per common share:
Basic	12,440,426	12,558,793	12,515,824	12,539,652
Diluted	12,554,153	12,625,241	12,656,753	12,606,100

Adjusted EBITDA (1)	$2,617,870	$2,094,281	$3,838,805	$4,343,207

Unaudited Reconciliation of GAAP to Non-GAAP Measures

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP income from operations plus depreciation, amortization and stock-compensation expense.

Adjusted EBITDA as calculated by us may be calculated differently than Adjusted EBITDA for other companies. We have provided Adjusted EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance understanding of our operating results. Adjusted EBITDA should not be construed as either an alternative to income from operations or net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. The adjustments to calculate this non-GAAP financial measure and the basis for such adjustments are outlined below. Please refer to the following table below that reconciles GAAP income from operations to Adjusted EBITDA.

The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Depreciation. The Company incurs depreciation expense (recorded in cost of sales and in selling, general and administrative expenses) related to capital assets purchased, leased or constructed to support the ongoing operations of the business. The assets are recorded at cost or fair value and are depreciated over the estimated useful lives of individual assets.

Stock-based compensation expense. The Company incurs non-cash expense related to stock-based compensation included in its GAAP presentation of cost of sales and selling, general and administrative expenses. Management believes that exclusion of these expenses allows comparison of operating results to those of other companies that disclose non-GAAP financial measures that exclude stock-based compensation.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the Adjusted EBITDA financial adjustments described above, and investors should not infer from the Company's presentation of this non-GAAP financial measure that these costs are unusual, infrequent, or non-recurring.

Reconciliation of income from operations to Adjusted EBITDA is as follows:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Income from operations	$2,339,489	$1,797,520	$3,179,334	$3,590,978
Depreciation	102,846	116,545	202,413	233,090
Stock-based compensation	175,535	180,216	457,058	519,139
Adjusted EBITDA	$2,617,870	$2,094,281	$3,838,805	$4,343,207